VENDINGDATA CORPORATION

                               SECURITY AGREEMENT
                               ------------------

         THIS SECURITY AGREEMENT, dated as of February 6, 2001 (the "Agreement"), is between VENDINGDATA CORPORATION, a Nevada corporation having its principal place of business at 6830 Spencer Street, Las Vegas, Nevada 89119 ("Debtor"), and JOSEPHTHAL & CO., INC, a New York corporation having its principal place of business at 200 Park Avenue, 25th Floor, New York, New York 10166 ("Secured Party").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Debtor has borrowed money from the Secured Party pursuant to a standby credit facility and has executed one or a series of 10% secured convertible promissory notes up to the aggregate principal amount of $500,000 payable to the order of the Secured Party (all obligations arising under the promissory notes referred to above, including any changes thereto, present or future, without limitation, are hereinafter referred to collectively as the "Obligations," and all notes referred to above issued by Debtor to the Secured Party in respect of the Obligations are hereinafter collectively referred to as the "Notes"); and

         WHEREAS, it is a condition precedent to the Secured Party making loans to the Debtor under the Notes that the Debtor execute and deliver this Agreement to the Secured Party;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. SECURITY INTEREST. The Debtor hereby grants to the Secured Party a security interest in all of Debtor's right, title and interest in all property and interests of Debtor, tangible or intangible, whether now or hereafter existing, wherever located, including all:

         (a) Accounts, including but not limited to, all accounts, all rights of the Debtor to payment for goods sold or leased or for services rendered, all accounts receivable of the Debtor; all obligations owing to the Debtor evidenced by an instrument or chattel paper; all obligations owing to the Debtor of any kind or nature, including all writings, if any, evidencing the same, including all instruments, drafts, acceptances and chattel paper; any and all proceeds of any of the foregoing. Further included within the term "Accounts" are all right, title and interest of Debtor in and any security and liens with respect to any Account, and all Accounts, Documents and Contract Rights of Debtor as defined in the Uniform Commercial Code as enacted in the State of New York (the "Uniform Commercial Code"); and

         (b) Investment Property, including all of the Debtor's investment property (as defined in the Uniform Commercial Code) and all of the Debtor's other securities (whether certificated or uncertificated), security entitlements, financial assets, securities accounts, commodity contracts, and commodity accounts (as each such

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                  term is defined in the Uniform Commercial Code), including all substitutions and additions thereto, all dividends, distributions and sums distributable or payable from, upon or in respect of such property, and all rights and privileges incident to such property.

         (c) Instruments and Chattel Paper, including all instruments and chattel paper as defined in the Uniform Commercial Code and all proceeds thereof; and

         (d) General Intangibles, including but not limited to, all general intangibles as defined in the Uniform Commercial Code and all proceeds thereof, including without limitation, any and all rights of Debtor to any refund of any tax assessed against Debtor or paid by Debtor, loss carry-back tax refunds, insurance premium rebates, unearned premiums, insurance proceeds, chooses in action, names, trade names, goodwill, trade secrets, computer programs, computer records, data, computer software, customer lists, patents, patent rights, patent applications, patents pending, patent licenses or assignments, development ideas and concepts, licenses, permits, franchises, literary rights, rights to performance, trademarks, trademark applications, trademark rights, logos, intellectual property, copyrights, proprietary or other processes, drawings, designs, diagrams, plans, reports, charts. catalogs, manuals, research, literature, proposals and other reproductions on paper or otherwise, of any and all concepts or ideas, whether or not related to the business or operations of Debtor; and

         (e) Equipment as defined in the Uniform Commercial Code, including but not limited to, all equipment, vehicles, machinery, tools, furniture, fixtures, trade fixtures and parts. Further included within the term "Equipment" is all tangible personal property utilized in the conduct of the Debtor's business and all additions, accessions, substitutions, components, and replacements thereto, therefor and thereof and all proceeds thereof; and

         (f) Inventory as defined in the Uniform Commercial Code, including without limitation, all raw materials and other materials and supplies, work-in-progress and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto; mid

         (g) all products and proceeds of the above, including insurance proceeds (collectively, the "Collateral").

         2. OBLIGATIONS SECURED. The security interest granted hereby secures payment and performance of all debts, loans and liabilities hereunder, and all interest, fees, charges and expenses, including without limitation, such debts, loans and liabilities of Debtor to Secured Party arising under the Note.

         3. DEBTOR'S REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants that:

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                  3.1. AUTHORIZATION. The execution, delivery and performance of this Agreement and the Note are within Debtor's corporate powers, and are not in contravention of law nor of the terms of Debtor's Articles of Incorporation or By-laws, nor of any indenture, agreement or undertaking to which the Debtor is a party or by which it is bound.

                  3.2. PLACE OF BUSINESS. Debtor's principal place of business and chief executive office is located at the address provided in the first paragraph of this Agreement, and Debtor keeps its inventory and records concerning accounts, contract rights and other property at that location.

                  3.4. TITLE TO COLLATERAL. Debtor owns all of its personal property and has good, clear and marketable title thereto, free and clear of all liens and encumbrances, except liens created hereunder or set forth in Schedule 3.4, attached hereto and made a part hereof, and except in connection with lines of credit obtained by Debtor from institutional lenders acceptable to Josephthal & Co., Inc. pursuant to intercreditor agreements in form and substance acceptable to Josephthal & Co., Inc. Secured Party acknowledges the existence and acceptability of those encumbrances set forth in Schedule 3.4 attached hereto.

                  3.5 COLLATERAL AND PERFECTION. Neither the Debtor nor, to the best of the Debtor's knowledge, any affiliate (as such term is used in Rule 405 under the Securities Act of 1933, as amended ("Affiliates")) have performed any acts which might prevent the Secured Party from enforcing any of the terms of this Agreement or which would limit the Seemed Party in any such enforcement. No collateral is in the possession of any person (other than Debtor) asserting any claim thereto or security interest therein. The security interests created hereunder constitute valid security interests under the Uniform Commercial Code securing the Obligations to the extent that a security interest may be created in the Collateral.

         4. GENERAL OBLIGATIONS OF DEBTOR.

                  4.1. FINANCING STATEMENTS. Debtor agrees to execute one or more financing statements, to pay the cost of filing the same in all public offices wherever filing is required by applicable law to perfect a security interest or is deemed by the Secured Party to be necessary or desirable and to execute such other documents as the Secured Party shall reasonably request.

                  4.2. INSURANCE. Debtor agrees to keep or cause to be kept all the Collateral insured with coverages in amounts not less than usually carried by one engaged in a like business.

                  4.3. INSPECTION. Debtor will keep accurate and complete records of the Collateral, neither Debtor nor any Affiliates shall move the Collateral without notice to the Secured Party and the Secured Party or any of their agents shall have the right to inspect the Collateral wherever located and to visit Debtor's place or places of business, at reasonable intervals without Debtor's or any Affiliate's hindrance or delay, to inspect audit, check and make extracts from any copies of books, records, journals, orders, receipts and correspondence that relate to the Collateral or to the general financial condition of Debtor or any Affiliate.

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                  4.4. NEGATIVE PLEDGE. The Debtor will not assign any accounts or other Collateral to any person other than the Secured Party, nor create or permit to be created any lien, encumbrance or security interest of any kind on any of its accounts, contract rights or inventory other than for the benefit of the Secured Party, nor grant or permit to be granted any corporate guaranty other than for the benefit of the Secured Party, except in connection with (i) lines of credit obtained by Debtor from institutional lenders acceptable to Josephthal & Co. Inc. pursuant to intercreditor agreements in form and substance acceptable to Josephthal & Co. Inc., (ii) debt expressly subordinate to the Notes, or (iii) purchase price liens.

                  4.5. EXISTENCE; PERFECTION. Debtor will maintain its corporate existence in good standing comply with all laws and regulations of the United States or any state or political subdivision thereof or of any governmental authority which may have jurisdiction over it or its business. Debtor will not change its name, identity or corporate structure in any manner unless it shall have given the Secured Party prior notice thereof and delivered an opinion of counsel satisfactory to the Secured Party with respect thereto. Debtor will not establish or change the location of its chief executive office or its chief place of business or except in the ordinary course of business, the locations where it keeps or holds any Collateral or records relating thereto or in any event change the location of any Collateral if such change would cause the security interests hereunder to lapse or cease to be perfected.

                  4.6. TAXES. Debtor will pay all real and personal property taxes, assessments and charges as well as all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it, or payable by it at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property, and wilt furnish the Secured Party upon request, receipts or other evidence that deposits or payments have been made.

                  4.7. SALES. Debtor will not sell or dispose of any of its assets, including the Collateral, except in the ordinary and usual course of its business

                  4,8. REPAIR. Debtor will maintain its equipment and property in good repair and working order.

                  4.9. CONTINUING REPRESENTATIONS. The warranties and representations made by Debtor in this Agreement arc continuing. In the event that any obligation, representation or warranty is no longer true or correct, Debtor will immediately notify the Secured Party in writing.

         5. DEFAULT. Debtor shall be in default under this Agreement and under any other agreement with the Secured Party upon the happening of' any of the following events or conditions, without demand or notice:

                  5.1. Failure of Debtor to pay when due any Obligation, whether by maturity, acceleration or otherwise;

                  5.2. Failure of Debtor to perform any of its agreements, warranties or representations in this Agreement or in the Note;

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                  5.3. Material loss or theft, substantial damage or destruction or unauthorized sale or encumbrance of any material portion of the Collateral in excess of reasonably expected recoveries under insurance policies, or the making of any levy on, or seizure or attachment of a material portion of the Collateral; or

                  5.4. The occurrence of a default under the Note.

         6. SECURED PARTIES' RIGHTS UPON DEFAULT. The Secured Party shall upon the occurrence of a default hereunder and at any time thereafter, without presentment, demand, notice, protest or advertisement of any kind have the following rights in addition to all other rights hereunder:

                  6.1. ACCELERATION. The Secured Party may make all Obligations under this or any other agreement with the Debtor immediately due and payable without presentment, demand, protest, heating or notice of any kind and may exercise the rights of a secured party under law or under the terms of this or any other agreement with the Debtor.

                  6.2. POSSESSION. The Secured Party may enter and take possession of all Equipment, Inventory and other Collateral and the premises on which they are located, and in the Secured Party's sole discretion operate and use Debtor's equipment, whether or not Collateral hereunder, complete work in process, apply as Debtor's attorney-in-fact for domestic or foreign patents or other intellectual property rights with respect to inventions and seek registration or assignment, foreign and domestic, of any trademarks, trade names, styles, logos or copyrights, and sell, lease or license the Collateral to third persons or associations without being liable to Debtor on account of any losses, damage or depreciation that may occur as a result thereof so long as the Secured Party shall act reasonably and in good faith; and at the Secured Party's option and without notice to Debtor (except as specifically herein provided) the Secured Party may sell, lease, assign and deliver the whole or any part of the Collateral, or any substitute therefor or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as the Secured Party deems advisable, including without limitation, the right to sell or lease in conjunction with other property, real or personal, and allocate the sale or lease proceeds among the items of property sold without the necessity of the Collateral being present at any such sale or lease, or in view of prospective purchasers thereof. The Secured Party shall give Debtor at ten least (10) days' notice by hand delivery at or by United States certified mail, postage prepaid (in which event notice shall be deemed to have been given when so delivered), to the address specified herein, of the time and place of any public or private sale or other disposition unless the Collateral is perishable, threatens to decline speedily in value, or is the type customarily sold in a recognized market. Upon such sale, the Secured Party may become the purchaser of the whole or any part of the Collateral, discharged from all claims and free from any right of redemption. In case of any such sale by the Secured Party of all or any of said Collateral on credit or for future delivery, property so sold may be retained by the Secured Party until the selling price is paid by the purchaser. The Secured Party shall incur no liability in case of the failure of the purchaser to take up and pay for the property so sold. In case of any such failure, the said property may again be sold.

                  6.3. POWER OF ATTORNEY AND NOTIFICATION. At Debtor's expense, the Secured Party in its own name or in the name of others may communicate with account debtors in

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order to verify with them to the Secured Party's satisfaction the existence, amount and terms of any accounts or contract rights and also notify account debtors that Collateral has been assigned to the Secured Party and that payments shall be made directly to the Secured Party. Upon request of the Secured Party, Debtor will so notify such account debtors and will indicate on all billings to such account debtors that their accounts must be paid to the Secured Party. Debtor does hereby appoint the Secured Party and its agents as Debtor's attorney-in-fact: to, upon an event of default hereunder, collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or in the name of the Debtor; to endorse the name of Debtor upon any Note, checks, drafts, money orders, or other instruments, documents, receipts or Collateral that may come into its possession and to apply the same in full or part payment of any amounts owing to the Secured Party; to sign and endorse the name of Debtor upon any documents, instruments, drafts against account debtors, assignments, verifications and notices in connection with Accounts, and any instrument or document relating thereto or to Debtor's rights therein; and to give written notice to any office and officials of the United States Post Office to effect such change or changes of address tat all mail addressed to Debtor may be delivered directly to the Secured Party. Debtor hereby grants to its said attorney-in-fact full power to do any and all things necessary to be done in and about the premises as frilly and effectually as Debtor might or could do, and hereby ratifies all that its attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable for the term of this Agreement for all transactions hereunder and thereafter as long as the Debtor may be indebted to the Secured Party.

                  6.4. APPLICATION OF PROCEEDS. Any and all proceeds of any Collateral realized or obtained by the Secured Party upon exercise of its rights and remedies hereunder, shall be applied, after payment of any and all costs and expenses, fees and commission and taxes of such sale, collection or other realization, in accordance with the following:

         (a) With respect to any surplus proceeds of any Collateral then remaining, to the payment of the Obligations, and any costs, fees or expenses incurred in connection with the administration, collection or enforcement thereof, including, without limitation, reasonable attorney's fees and other professionals' out of pocket costs and fees, until payment and satisfaction in full thereof; and

         (b) Any surplus remaining after application as provided in paragraph (a) above, shall be paid to the Debtor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

         7. DEBTOR'S OBLIGATION TO PAY EXPENSES OF SECURED PARTIES. Debtor shall pay to the Secured Party on demand any and all reasonable expenses (including, but not limited to, a collection charge on all accounts collected, all reasonable attorney's fees and expenses, and all other expenses of like or unlike nature) that may be incurred or paid by the Secured Party to obtain or enforce payment of any account against the account debtor, Debtor or any guarantor or surety of or in the prosecution or defense of any action or concerning any matter growing out of or connected with the subject matter of this Agreement, the Obligations, such Collateral or the Secured Party's rights or interests therein or thereto. All such

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expenses may be added to the principal amount of any indebtedness owed by Debtor to the Secured Party and shall constitute part of such Obligations secured hereby.

         8. WAIVERS. Debtor waives demand, presentment, protest, notice of nonpayment and all other notices. No delay or omission by the Secured Party in exercising any rights shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. The Secured Party's rights arid remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently.

         9. FURTHER ASSURANCES. The Debtor, at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Secured Party may reasonably require, including, without limitation, (a) executing, delivering and filing financial statements and continuation statements under the Uniform Commercial Code as applicable in any relevant jurisdiction, (b) obtaining governmental and other third party consents and approvals, and (c) obtaining waivers from mortgagees and landlords.

         10. CHOICE OF LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

         11. WAIVER OF JURY TRIAL. THE DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MANNER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE NOTE OR THE RELATIONSHIP ESTABLISHED HEREUNDER, THEREUNDER.

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         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                                        DEBTOR:


                                             VENDINGDATA CORPORATION

                                             By: /s/ Steven J. Blad
                                                 --------------------------
                                             Name: Steven J. Blad
                                             Title: President & CEO



                                        SECURED PARTY:

                                             JOSEPHTHAL & CO., INC.

                                             By: /s/ Faith Griffin
                                                 -------------------------
                                             Name: Faith Griffin
                                             Title: Managing Director

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